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                                                                    Exhibit 99.1


                           CONSENT OF KEVIN P. KNIGHT

     I hereby consent to being named as a person who will become a director of Universal Technical Institute, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering of common stock of the Company contemplated by the registration statement on Form S-1 and all amendments thereto, including post-effective amendments, to be filed by the Company with the Securities and Exchange Commission in connection with the initial public offering (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.


                                             /s/ Kevin P. Knight
                                             ----------------------------
                                             Kevin P. Knight



Date: November 26, 2003